Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

NEW RYERSON COMPANY

–o–0–o–

FIRST. The name of the Corporation is NEW RYERSON COMPANY.

SECOND. The location of the principal office of the Corporation in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

THIRD. The nature of the business and the objects and purposes for which, and for any of which, this Corporation is formed are to do any or all of the things herein set forth as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

(a) To manufacture iron, steel, copper, manganese, metals, metallic compounds, coke, lumber and other materials, and all or any articles consisting, or partly consisting, of iron, steel, copper, wood or other materials, and all or any products and by-products thereof.

(b) To acquire, own, lease, occupy, use and develop any lands containing coal, iron, manganese, ores, minerals, metals, stone or oil, and any wood lands or other lands for any purpose of this Corporation; and to take, own, hold, deal in, mortgage, and to lease, sell, exchange, transfer or in any manner whatever dispose of any such lands, and any mines, mineral rights or claims, within or without the State of Delaware.

(c) To mine or otherwise extract or remove coal, iron, ores, minerals, metals, stone, oil or timber from any lands owned, acquired, leased or occupied by this Corporation, or from any other lands.

(d) To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing or otherwise producing and dealing in ores, metals and minerals of all kinds, and the products and by-products thereof of every kind and description.

(e) To buy, sell, export, import, or otherwise to deal and traffic in iron, steel, copper, manganese, ores, minerals, metals, stone, coal, oil, coke, wood, lumber and other materials, and any of the products or by-products thereof, and any articles consisting, or partly consisting, thereof.

(f) To construct, acquire, own, lease, operate and maintain foundries, smelters, furnaces, mills, buildings, plants, works, stores, machinery, ships, boats, engines, cars and other equipment, railroads, docks, wharves, slips, elevators, water works, gas works, electrical works, hydraulic works, pipe lines, bridges, viaducts, aqueducts, reservoirs, canals and other water-ways and any other means of transportation, and to sell the same or otherwise to dispose thereof, or to maintain and operate the same, provided, however, that this Corporation shall not construct, maintain or operate any railroad or railway or public utility within the State of Delaware.

(g) To manufacture, buy, sell mid generally deal in goods, wares, merchandise, property and commodities of any and every class and description, and all article* used or useful in connection therewith, insofar as nay be permitted by the laws of the State of Delaware.

(h) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive or otherwise acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debenture stock, securities, notes and evidences of indebtedness, issued or created by other corporations, joint stock companies or associations, whether public, private or municipal, or any corporate body, and while owner thereof to possess and to exercise in respect thereof, all the rights, powers and privileges of ownership, including the right to vote thereon; to guarantee the payment of dividends on any shares of the capital of any of the corporations, joint stock companies or associations in which this Corporation has or may have an interest and to become surety in respect of, endorse or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, securities, notes or evidences of indebtedness issued or created by any such corporations, joint stock companies or associations; to become surety for or guarantee the carrying out and performance of any and all contracts, leases and other obligations of every kind of any such corporation, joint stock company or association, any of whose shares, bonds, securities or evidences of indebtedness are held by or for this Corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, bonds, securities or evidences of indebtedness.

(i) To purchase, apply for, obtain, or otherwise acquire, any and all letters patent, licenses, patent rights, patented processes and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this Corporation, and to use, exercise, develop, sell, lease, grant licensee in respect to, or other interests in the same, and otherwise turn the same to account, and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly effectuate these objects, or any of them.

(j) To secure, acquire, apply for, register, hold, own or otherwise dispose of any and all copyrights, trade-marks, trade names and other trade rights.

(k) To organize, or cause to be organized, under the laws of the State of Delaware, or of any other state, territory or country, or the District of Columbia, a corporation or corporations, for the purpose of accomplishing any of the objects for which this Corporation is organized, or for any other purpose or purposes, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations.

(l) To borrow money for the purposes of this Corporation, and to issue bonds, debentures, notes and other obligations, and to secure the same by pledge or mortgage of the whole, or any part of the property of this Corporation, either real or personal, or or to issue bonds, notes, debentures, or other obligations without any such security.

(m) To issue shares of stock, debentures, debenture stock, bonds, notes, and other obligations for cash, or property, or in exchange for the stock, bonds, notes or securities of any person, firm or corporation.

(n) To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

(o) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants and other negotiable or transferable instruments.

(p) To purchase and acquire shares of the capital stock, bonds and other obligations of this Corporation, from time to time, to such extent, and in such manner and upon such terms as its Board of Directors shall determine, and from time to time to accept any such shares, bonds and obligations as security for, or in payment on account or in satisfaction of, any claim or demand of this Corporation, end to reissue the same from time to time.

(q) To have one or more offices, to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease, or otherwise acquire, bold, and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any of the states or territories of the United States and in the District of Columbia, and in any and all foreign countries, subject to the laws of such state, district, territory or country.

(r) To do any and all things herein set forth, and in addition such other acts as are incident or conducive to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as such acts are not inconsistent with the provisions of the laws of the State of Delaware.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

It is the intention that the purposes and powers specified in this subdivision THIRD hereof shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this certificate, and that each of the purposes and powers specified in this subdivision THIRD hereof, shall be regarded as independent purposes and powers.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred twenty thousand (120,000) shares, all of which shares shall be without par value.

The shares of capital stock of the Corporation without par value may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.

The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

FIFTH. The names and places of residence of each of the incorporators are as follows:

NAMES.	RESIDENCES.
C. S. Peabbles	Wilmington, Delaware

B. R. Jones	Wilmington, Delaware

W. T. Hobson	Wilmington, Delaware

SIXTH. The existence of this Corporation is to be perpetual.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH. The number of directors of this Corporation shall be fixed and may be altered from time to time as may be provided in the by-laws. In case of any increase in the number of directors, the additional directors may be elected by the directors, or by the stockholders, at an annual or special meeting.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorised:

(a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

(b) To make, alter, amend or repeal by-laws for this Corporation without any action on the part of the stockholders. The by-laws made by the directors may be altered or repealed by the stockholders.

(c) To designate three or more directors to constitute an executive committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the full Board of Directors in the management of the business and affairs of this Corporation as may be lawfully designated, and shall have power to authorize the seal of this corporation to be affixed to all papers which may require it.

(d) If the by-laws of this Corporation shall so provide, the stockholders and directors shall have power to hold their meetings either within or without the State of Delaware, and to have one or more offices outside of the State of Delaware, and to keep the books and records of this Corporation outside of the State of Delaware, and at such place or places as may from time to time be designated by the Board of Directors.

(e) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this Corporation.

(f) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of this Corporation except as conferred by statute or the by-laws or as authorized by a resolution of the directors or stockholders.

(g) To sell, assign, transfer, convey and otherwise dispose of a part of the property, assets and effects of this Corporation, less than the whole or substantially the whole thereof, on such terns and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole, or substantially the whole, of the property, assets, effects, franchises and good will of this Corporation on such terms and conditions as they shall deem advisable but only with the assent in writing, or pursuant to the vote, of the holders of not less than two-thirds in interest of all the stockholders of this Corporation, but in any event not less than the amount required by law.

(h) All of the powers of this Corporation, insofar as the same lawfully may be vested by this certificate in the directors, are hereby conferred upon the said directors of this Corporation.

TENTH. The by-laws of this Corporation may prescribe that the directors of this Corporation shall be classified in respect to the time for which they shall severally hold office, into three classes, each class to consist of one-third

( 1/3) in number of the directors as near as nay be; the first class to be elected for a term of three (3) years; the second class to be elected for a term of two (3) years; and the third class to be elected for a term of one (1) year; and that at each annual election the successors to the class of directors whose term expires in that year shall toe elected to hold office for the term of three (3) years, so that the term of office of at least one class shall expire in each year.

ELEVENTH. This Corporation may in its by-laws fix the number (not less than the number required by law or in this certificate) of shares, the holders of which must consent to, or which must be voted in favor of, any specific act or acts by this Corporation, or its Board of Directors, and daring the period for which such number remains so fixed, such specified act or acts shall not and may not be performed or carried out by this Corporation, or its Board of Directors, without the consent or affirmative vote of the holders of at least the number of shares so fixed.

TWELFTH. In the absence of fraud, no contract or transaction between this Corporation and any other corporation shall be affected by the fact that the directors of this Corporation are interested in or are directors or officers of such other corporation, and any director individually may be a party to, or may be interested in any such contract or transaction of this Corporation; and no such contract or transaction of this Corporation with any person or persons, firm or association, shall be affected by the fact that any director of this Corporation is a party to, or interested in such contract or transaction, or in any way connected with such person or persons, firm, or association, provided that the interest in any such contract or transaction of any such director shall be fully disclosed, and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of the directors of this corporation not so interested; and each and every person who may become a director in this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any wise interested.

THIRTEENTH. This Corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of this Corporation, provided the same be not inconsistent with the provisions of this certificate, or contrary to the laws of the State of Delaware or of the United States.

FOURTEENTH. Except where other notice is specifically required by statute written notice only of any stockholders’ meeting, given as provided in the by-laws shall be sufficient without publication or other form of notice.

FIFTEENTH. Any officer elected or appointed by the Board of Directors, or by the Executive Committee, or by the stockholders, or any member of the Executive Committee, or of any other standing committee, or any director of this Corporation may be removed at any time, with or without cause, in such manner as shall be provided in the by-laws of this Corporation.

SIXTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or here-after prescribed by statute and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 24th day of August, A. D. 1935.

In presence of:

STATE OF DELAWARE,	)
	)	ss.:
COUNTY OF NEW CASTLE,	)

BE IT REMEMBERED, That on this 24th day of August, A. D. 1935, personally came before me, Herbert E. Latter, a Notary Public for the State of Delaware, C. S. Peabbles, B. R. Jones and W. T. Hobson, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

Notary Public.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW RYERSON COMPANY

NEW RYERSON COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), by its President and Secretary hereby certifies as follows:

(1) That the Board of Directors of the Corporation, at a meeting duly convened and held on the 27th day of September, A. D. 1935, at 3 o’clock P.M., proposed an amendment of its Certificate of Incorporation, and at said meeting adopted a resolution setting forth the amendment proposed, declaring its advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof, for the consideration thereof; said amendment being as follows:

The Certificate of Incorporation of NEW RYERSON COMPANY is hereby amended by striking out all of that Article thereof designated “FIRST” and, concurrently, inserting in lieu thereof and in substitution therefor a new Article FIRST to be and read as follows:

“FIRST: The name of the corporation is

JOSEPH T. RYERSON & SON, INC.”

(2) That thereafter on the 27th day of September, A. D. 1935, at 3:10 o’clock P.M, pursuant to such call of the Board of Directors and pursuant to a waiver of notice and consent signed by the holders of all of the issued and outstanding capital stock of the corporation, the said meeting of the stockholders was held, and there were present at such meeting, in person or by proxy, the holders of all of the issued and outstanding capital stock of the Corporation.

(3) That at said special meeting of the stockholders the amendment as aforesaid was presented for consideration and a vote of the stockholders entitled to vote, in person or by proxy, was taken by ballot for and against the proposed amendment, which vote was conducted by two Judges appointed for that purpose by the said meeting of the stockholders, which said Judges decided upon the qualifications of the voters, accepted their votes, and when the vote was completed, counted and ascertained the number of shares voted respectively for and against the amendment, and declared whether the persons or bodies corporate holding the majority of the voting stock of said corporation had voted for or against the proposed amendment and made out a certificate accordingly, stating the number of shares of capital stock issued and outstanding and entitled to vote thereon, and the number of shares thereof voted for and the number of shares thereof voted against the amendment respectively, and subscribed and delivered said certificate to the Secretary of the Corporation.

(4) That a certificate as aforesaid by the said Judges having been made, subscribed and delivered as aforesaid, and it appearing by said certificate of the Judges that the persons or bodies corporate holding all of the capital stock of the Corporation issued and outstanding, to wit: 10 shares, have voted in favor of the amendment, and that no shares have voted against the amendment, the said amendment was declared duly adopted and authorized.

(5) That, accordingly, the amendment of the certificate of Incorporation of NEW RYERSON COMPANY, as herein before set out, has been duly adopted in accordance with the provisions of Section 26 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this certificate has been made under the corporate seal of said NEW RYERSON COMPANY, and Everett D. Graff, its President, and H. W. Treleaven, its Secretary, have hereunto severally signed their names, all this 27th day of September, A. D. 1935.

NEW RYERSON COMPANY.

By	/s/ Everett D. Graff
President.

By:	/s/ H. W. Treleaven
Secretary.

Attest:

/s/ H. W. Treleaven
Secretary.

STATE OF ILLINOIS,	)
) SS:
COUNTY OF COOK,	)

BE IT REMEMBERED, That on this 27th day of September, A. D. 1935, I, Frank H. Ziebell JR, a Notary Public in and for the County and State aforesaid, do hereby certify that Everett D. Graff, President of NEW RYERSON COMPANY, personally known to me to be such, duly executed the foregoing certificate before me; that the said Everett D. Graff, President as aforesaid, duly acknowledged before me that he executed said certificate as the act and deed of said Corporation; that the signatures of the said President and the said Secretary of said Corporation, to said certificate appended, are in the handwriting of the President and Secretary of NEW RYERSON COMPANY, respectively; that the corporate seal to said certificate affixed is the common and corporate seal of said Corporation; and that said certificate was signed as aforesaid and said corporate seal was thereunto duly affixed by the authority of the Board of Directors and the stockholders of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Frank H. Ziebell. JR
Notary Public.

My Commission expires:

March 26, 1937

CERTIFICATE OF MERGER

OF

RYERSON MERGER CORPORATION

INTO

JOSEPH T. RYERSON & SON, INC.

JOSEPH T. RYERSON & SON, INC., a corporation organized under the laws of the State of Delaware,

DOES HEREBY CERTIFY;

FIRST: The name and state of incorporation of each of the Constituent Corporations are as follows:

Name	State of Incorporation
Ryerson Merger Corporation	Delaware

Joseph T. Ryerson & Son, Inc.	Delaware

SECOND: A Plan and Agreement of Merger, dated as of April 22, 1986 (the “Merger Agreement”), among JOSEPH T. RYERSON & SON, INC., RYERSON MERGER CORPORATION, said two corporations being herein sometimes collectively called the “Constituent Corporations,” has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the Surviving Corporation of the Merger is Joseph T. Ryerson & Son, Inc.

FOURTH: The Certificate of Incorporation of Joseph T. Ryerson & Son, Inc. as in effect on the date of filing of this certificate shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Plan and Agreement of Merger is on file at the principal place of business of the Surviving Corporation, the address of which is 2621 West 15th Place, Chicago, Illinois 60608.

SIXTH: A copy of the Plan and Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH: The Merger shall be effective at 12:02 a.m. on May 1, 1986.

IN WITNESS WHEREOF, Joseph T. Ryerson & Son, Inc. has caused this certificate to be executed and attested to by its duly authorized officers this 22nd day of April, 1986.

ATTEST:	JOSEPH T. RYERSON & SON, INC.

By:
Secretary		Vice President

Certificate of Merger of the “RYERSON MERGER CORPORATION”, merging with and into the “JOSEPH T. RYERSON & SON, INC.”, under the name of “JOSEPH T. RYERSON & SON, INC.”, as received and filed in this office the thirtieth day of April, A.D. 1986, at 4:30 o’clock P.M.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PROCESSED METALS, INC.

INTO

JOSEPH T. RYERSON & SON, INC.

* * * * * * * *

JOSEPH T. RYERSON & SON, INC., a corporation organized and existing under the law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 24th day of August, 1935, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation organized and existing under the laws of Delaware.

SECOND: That this corporation owns all of the outstanding shares of stock of PROCESSED METALS, INC., a corporation incorporated on the llth day of November, 1981, pursuant to the Business Corporation Act of the State of Minnesota.

THIRD: That this corporation, by resolutions of its Board of Directors duly adopted by the written Consent of said Board of Directors on the 7th day of July, 1989, determined to and did merge into itself said PROCESSED METALS, INC., a true and correct copy of such resolutions being attached hereto as Exhibit A and incorporated herein by this reference.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the board of directors of JOSEPH T. RYERSON & SON, INC. at any time prior to the date of filing the documents with the Secretaries of State of the States of Delaware and Minnesota.

IN WITNESS WHEREOF, said JOSEPH T. RYERSON & SON, INC. has caused this certificate to be signed by JOHN B. FOSTER, its President, and attested by ROBERT M. LEONE, its Secretary, this 12 day of July, 1989.

/s/ JOHN B. FOSTER
JOHN B. FOSTER
President

ATTEST:

/s/ ROBERT M. LEONE
ROBERT M. LEONE
Secretary

EXHIBIT A TO

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PROCESSED METALS, INC.

INTO

JOSEPH T. RYERSON & SON, INC.

WHEREAS, the Directors of the Corporation deem it to be in the best interests of the Corporation that the Corporation merge with PROCESSED METALS, INC., a Minnesota corporation (“Processed Metals”), pursuant to the terms and conditions of that certain Plan and Agreement of Merger attached hereto and incorporated herein by reference (the “Plan and Agreement”);

RESOLVED, that all of the terms and conditions of the Plan and Agreement, including without limitation the method of putting said Plan and Agreement into effect and the cancellation of the shares of Processed Metals which is a wholly-owned subsidiary of the Corporation, are hereby approved; and

FURTHER RESOLVED, that the President, any Vice president and the Secretary of the Corporation be, and the same hereby are, authorized and directed to execute said Plan and Agreement in the name of and on behalf of the Corporation; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute, acknowledge, and file such instruments and to do such other acts in the name and on behalf of the Corporation as may be necessary or proper to fully perform the terms and conditions of the Plan and Agreement and to carry out the purpose and intent of the foregoing resolutions, including without limitation the execution and filing of Articles of Merger as provided in the Delaware Business Corporation Law.

PLAN OF MERGER BETWEEN

PROCESSED METALS, INC.

(a Minnesota Corporation)

and

JOSEPH T. RYERSON & SON, INC.

(a Delaware Corporation)

THIS PLAN OF MERGER (the “Plan”), is dated as of the 31st day of July, 1989, by and between PROCESSED METALS, INC., a Minnesota corporation (“Processed Metals”), and JOSEPH T. RYERSON & SON, INC., a Delaware corporation (“Ryerson”), said corporations being hereinafter sometimes referred to jointly as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, Ryerson is, and on the date of filing of this Plan with the Secretary of State of Minnesota shall be, a corporation duly organized and existing under the laws of the State of Delaware, having its registered office at 2621 West 15th Place, Chicago, Illinois 60608; and

WHEREAS, Ryerson has authorized capital stock consisting of One Hundred Twenty Thousand (120,000) shares of No Dollar par value common stock, of which 116,258.5627 shares are issued and outstanding as of the date of this Plan; and

WHEREAS, Processed Metals is a corporation duly organized and existing under the laws of the State of Minnesota, having its registered office at 5101 Boone Avenue North, Minneapolis, Minnesota 55428; and

WHEREAS, Processed Metals has authorized capital stock consisting of Twenty-Five Thousand (25,000) shares of $.01 par value common stock, of which 781 shares are issued and outstanding and are held by Ryerson as of the date of this Plan; and

WHEREAS, the Board of Directors of each of the Constituent Corporations has deemed it advisable to merge and has approved the merger of Processed Metals into and with Ryerson (the “Merger”) pursuant to the terms and conditions hereinafter set forth and in accordance with the laws of the States of Minnesota and Delaware.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Processed Metals and Ryerson have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

The manner of carrying the Merger into effect as provided in this Plan and the manner of converting the capital stock of Processed Metals into capital stock of Ryerson shall be as follows:

The Seven Hundred Eighty-One shares (781) of $.01 par value common stock of the Processed Metals held and owned by Ryerson immediately prior to the Effective Date shall be cancelled and retired and no payment or other consideration shall be paid with respect thereto.

The authorized capital stock of Ryerson shall continue to be 120,000 shares of common stock, no par value, and all 116,258.567 shares of common stock of Ryerson outstanding immediately prior to the effectiveness of the Merger will remain outstanding and unchanged after the Merger.

ARTICLE II

This Plan may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Plan and Agreement to be signed by its President and attested to by its Secretary and its corporate seal to be affixed hereto, all as of the date first above written.

JOSEPH T. RYERSON & SON, INC.

ATTEST :
	BY:	/s/ John B. Foster
John B. Foster
President
Secretary

[CORPORATE SEAL]

PROCESSED METALS, INC.

ATTEST:

BY:

Secretary

[CORPORATE SEAL]

Certificate of Ownership of the “JOSEPH T. RYERSON & SON, INC.” a corporation organized and existing under the laws of the State of Delaware merging “PROCESSED METALS, INC.” a corporation organized and existing under the laws of the State of Minnesota pursuant to Section 253 of the General Corporation Law of the State Delaware as received and filed in this office the 31st day of July A.D. 1989, at 10 o’clock A.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 12/29/1997 971450106 – 0343502

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

OMNI METALS, INC.

INTO

JOSEPH T. RYERSON & SON, INC.

(PURSUANT TO SECTION 253 OF THE

GENERAL CORPORATION LAW OF DELAWARE)

Joseph T. Ryerson & Son, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on the 24th day of August, 1935, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the stock of Omni Metals, Inc., a corporation incorporated on the 26th day of January, 1989, pursuant to the Tennessee Business Corporation Act.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 15th day of December, 1997, determined to and did merge into itself said Omni Metals, Inc.:

RESOLVED, that the Corporation merge, and it hereby does merge into itself said Omni Metals, Inc. and assumes all its obligations;

FURTHER RESOLVED, that the Chief Executive Officer and Chairman, the President and Chief Operating Officer, any President, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary, any Assistant Secretary or any other officers appointed in writing by any officer designated above (any one of the foregoing hereinafter called an “Authorized Officer”) of the Corporation are each hereby authorized, in the name and on behalf of the Corporation, to negotiate, execute and deliver the Merger Agreement in such form as the Authorized Officers executing the same may approve, such approval to be conclusively evidenced by the execution thereof;

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware;

FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Omni Metals, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FURTHER RESOLVED, that any and all action heretofore or hereafter taken by each officer of the Corporation in accordance with the preceding resolutions is hereby approved, ratified and confirmed as the act and deed of the Corporation.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Joseph T. Ryerson & Son, Inc. at any time prior to the date of filing the merger with the Secretary of State.

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IN WITNESS WHEREOF, said Joseph T. Ryerson & Son, Inc. has caused this Certificate to be signed by Vicki L. Avril, its Treasurer, this 26th day of December, 1997.

JOSEPTH T. RYERSON & SON, INC.

By

Its	Treasurer

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:01 PM 12/30/1997
971452233 – 0343502

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THYPIN STEEL CO., INC.

INTO

JOSEPH T. RYERSON & SON, INC.

(PURSUANT TO SECTION 253 OF THE

GENERAL CORPORATION LAW OF DELAWARE)

Joseph T. Ryerson & Son, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on the 24th day of August, 1935, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the stock of Thypin Steel Co., Inc., a corporation incorporated on the 30th day of January, 1946, pursuant to the Business Corporation Law of the State of New York.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 15th day of December, 1997, determined to and did merge into itself said Thypin Steel Co., Inc.:

RESOLVED, that the Corporation merge, and it hereby does merge into itself said Thypin Steel Co., Inc. and assumes all its obligations;

FURTHER RESOLVED, that the Chief Executive Officer and Chairman, the President and Chief Operating Officer, any President, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary, any Assistant Secretary or any other officers appointed in writing by any officer designated above of the Corporation are each hereby authorized, in the name and on behalf of the Corporation, to negotiate, execute and deliver the Plan of Merger in such form as the above mentioned officers may approve;

FURTHER RESOLVED, that the merger shall be effective at 11:59 p.m. on December 31, 1997;

FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Thypin Steel Co., Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FURTHER RESOLVED, that any and all action heretofore or hereafter taken by each officer of the Corporation in accordance with the preceding resolutions is hereby approved, ratified and confirmed as the act and deed of the Corporation.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Joseph T. Ryerson & Son, Inc. at any time prior to the date of filing the merger with the Secretary of State.

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IN WITNESS WHEREOF, said Joseph T. Ryerson & Son, Inc. has caused this Certificate to be signed by Vicki L. Avril, its Treasurer, this 26th day of December, 1997.

JOSEPH T. RYERSON & SON, INC.

By
TREASURER
(Title)

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 1, 1999, between Joseph T. Ryerson & Son, Inc., a Delaware corporation (“Ryerson”), and Washington Specialty Metals Corporation, an Illinois corporation and a wholly owned subsidiary of Ryerson (“Washington”).

WHEREAS, the Board of Directors of Washington and the Board of Directors of Ryerson have approved the merger of Washington with and into Ryerson (the “Merger”) in accordance with Sections 11.35 of the Illinois Business Corporation Act (the “IBCA”) and Section 252 of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Board of Directors of Washington and the Board of Directors of Ryerson have, in light of and subject to the terms of and conditions set forth herein, (i) determined that the Merger is fair to, and in the best interests of, the stockholder of Washington and the stockholder of Ryerson and (ii) adopted a resolution approving this Agreement and Plan of Merger and the transactions contemplated hereby and recommending the approval and adoption by the stockholder of Washington and the stockholder of Ryerson of this Agreement and Plan of Merger; and

WHEREAS, the sole stockholder of Washington and the sole stockholder of Ryerson have approved and adopted this Agreement and Plan of Merger and all related transactions necessary and desirable in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Washington and Ryerson agree as follows:

1.	Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of this Agreement, the IBCA and the DGCL, Washington shall be merged with and into Ryerson at 11 :58 p.m., Eastern time, on December 31, 1999 (the “Effective Time”). Following the Merger, Ryerson shall continue to exist as the surviving corporation (the “Surviving Corporation”) and the separate corporate existence of Washington shall cease.

2.	The Merger shall become effective at the Effective Time.

3.	The Merger shall have the effects set forth in the IBCA and the DGCL.

4.	The certificate of incorporation of Ryerson, as in force and effect immediately prior to the Effective Time, shall continue to be the certificate of incorporation of the Surviving Corporation, until amended as therein provided and in the manner prescribed by the provisions of the DGCL.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 12/29/1999 991567047 – 0343502

5.	The bylaws of Ryerson, as in force and effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Corporation, until amended as therein provided.

6.	The directors and officers of Ryerson in office immediately prior to the Effective Time shall continue to be, respectively, the directors and officers, respectively, of the Surviving Corporation, all of whom shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

7.	(a) All of the issued and outstanding shares of capital stock of Washington shall, at the Effective Time, cease to exist and be canceled.

(b)	The issued and outstanding shares of capital stock of Ryerson shall not be converted or otherwise affected by the Merger, but each said share of capital stock which is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue to represent one issued and outstanding share of capital stock of the Surviving Corporation. Said shares of capital stock shall, after the Merger, constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

8.	Each of the officers of Washington and of Ryerson, respectively, is hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all articles of merger, instruments, papers, and documents, which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or the Merger.

9.	At any time prior to the filing date of this Agreement and Plan of Merger, the Board of Directors of Washington, or any authorized committee thereof, or the Board of Directors of Ryerson, or any authorized committee thereof, may determine to terminate, and not to effect, this Agreement and Plan of Merger or the Merger

10.	The Surviving Corporation hereby agrees:

a.	It may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of Washington and in any proceeding for the enforcement of the rights of a dissenting shareholder of Washington against the Surviving Corporation;

b.	It irrevocably appoints the Secretary of State of the State of Illinois as its agent to accept service of process in any such proceeding; and

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c.	It will promptly pay to the dissenting shareholders of the amount, if any, to which they shall be entitled under the provisions of the IBCA with respect to the rights of dissenting shareholders.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the 1st day of December 1999.

WASHINGTON SPECIALTY METALS CORPORATION

By:	/s/ T. R. Rogers
Name:	T. R. Rogers
Title:	Treasurer

JOSEPH T. RYERSON & SON, INC.

By:	/s/ T. R. Rogers
Name:	T. R. Rogers
Title:	Treasurer

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Secretary of State Division of Corporations Delivered 01:58 PM 12/28/2005 FILED 01:31 PM 12/28/2005 SRV 051056340 - 0343502 FILE

CERTIFICATE OF MERGER

OF

J & F STEEL, LLC

a Delaware Limited Liability Company

AND

JOSEPH T. RYERSON & SON, INC.

a Delaware Corporation

It is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

(i) J & F Steel, LLC, which is organized under the laws of the State of Delaware; and

(ii) Joseph T. Ryerson & Son, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Law and in accordance with the provisions of subsection (c) of Section 264 of the Delaware General Corporation Law, to wit, by J & F Steel, LLC and by Joseph T. Ryerson & Son, Inc..

3. The name of the surviving corporation in the merger herein certified is Joseph T. Ryerson & Son, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Joseph T. Ryerson & Son, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is 2621 West 15th Place, Chicago, Illinois 60608.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of the Delaware corporation or any member of the extinguishing limited liability company.

7. The effective date and time of filing is January 1, 2006 at 12:02 am.

Executed on this 16th day of December, 2005.

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President & Treasurer

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State of Delaware Secretary of State Division of Corporations Delivered 04:34 PM 01/03/2006 FILED 04:34 PM 01/03/2006 SRV 060003316 - 0343502 FILE

CERTIFICATE OF MERGER

OF

INTEGRIS METALS, INC.

(a New York corporation)

AND

J.M. TULL METALS COMPANY, INC.

(a Georgia corporation)

AND

JOSEPH T. RYERSON & SON, INC.

(a Delaware corporation)

It is hereby certified that: :

1. The constituent business corporations participating in the merger herein certified are:

(i) Integris Metals, Inc., which is incorporated under the laws of the State of New York;

(ii) J.M. Tull Metals Company, Inc., which is incorporated under the laws of the State of Georgia; and

(iii) Joseph T. Ryerson & Son, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by (i) Integris Metals, Inc. in accordance with the laws of the State of its incorporation (ii) J.M. Tull Metals Company, Inc. in accordance with the laws of the State of its incorporation and by Joseph T. Ryerson & Son, Inc. in the same manner as is provided in Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is Joseph T. Ryerson & Son, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Joseph T. Ryerson & Son, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

2621 West 15th Place

Chicago, IL 60608

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The authorized capital stock of Integris Metals, Inc. consists of 100,000 shares of a par value of $.01 each and the authorized capital stock of J.M. Tull Metals Company, Inc. consists of 1,000 shares of a par value of $l.00 each.

8. The effective time and date of filing shall be 12:02am on January 1, 2006. for accounting purposes only.

Executed on this 16th day of December, 2005.

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Vice President and Treasurer

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State of Delaware Secretary of State Division of Corporations Delivered 10:20 AM 06/04/2007 FILED 10:01 AM 06/04/2007 SRV 070667242 - 0343502 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

LANCASTER STEEL SERVICE COMPANY, INC.

(a New York corporation)

into

JOSEPH T. RYERSON & SON, INC.

(a Delaware corporation)

It is hereby certified that:

1. Joseph T. Ryerson & Son, Inc. (the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of stock of Lancaster Steel Service Company, Inc., which is a business corporation of the State of New York (the “Subsidiary”).

3. The laws of the jurisdiction of organization of the Subsidiary permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The Corporation hereby merges the Subsidiary into the Corporation.

5. The following is a copy of the resolutions adopted on June 1st, 2007 by the Board of Directors of the Corporation to merge the Subsidiary into the Corporation:

RESOLVED, that Joseph T. Ryerson & Son, Inc. (the “Corporation”) merge Lancaster Steel Service Company, Inc. a wholly owned subsidiary of the Corporation (the “Subsidiary”), with and into the Corporation (which shall be the surviving corporation) pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended, and Section 905 of the New York Business Corporation Act, as amended (the “Merger”);

FURTHER RESOLVED, that upon consummation of the Merger, the Corporation shall assume all of the Subsidiary’s liabilities and obligations;

FURTHER RESOLVED, that the Corporation hereby adopts, and approves the plan of merger, attached hereto as Exhibit A. merging the Subsidiary with and into the Corporation (the “Plan of Merger”):

FURTHER RESOLVED, that each of the officers of the Corporation hereby is, authorized and directed to make, execute and acknowledge, in the name and on behalf of the Corporation, and to file (where appropriate) in the proper public offices including without limitation the Secretary of State of the State of Delaware, a Certificate of Ownership and Merger, setting forth a copy of these resolutions, or any relevant portion hereof, and a Certificate of Merger with the Department of State of New York;

FURTHER RESOLVED, that at any time prior to the effectiveness of the Certificate of Ownership and Merger filed with the Secretary of State of Delaware and the Certificate of Merger filed with the Department of State of New York, the Board of Directors of the Corporation, or any duly authorized committee thereof, may determine not to effect the Merger;

FURTHER RESOLVED, that the Plan of Merger set forth hereto as Exhibit A is confirmed, approved and adopted in all respects and each of the officers of the Corporation hereby is, authorized and directed to make, execute and acknowledge the Plan of Merger, in the name and on behalf of the Corporation;

FURTHER RESOLVED, that the Merger shall become effective upon the filing of a Certificate of Merger with the Department of State of New York and a Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the Effective Date (as defined below) specified in the Certificate of Merger and the Certificate of Ownership and Merger;

FURTHER RESOLVED, that, from and after the effective time of the Merger the certificate of incorporation, as amended, of the surviving corporation shall be the Certificate of Incorporation, of the Corporation in effect immediately prior to the effective time of the Merger and said Certificate of Incorporation, shall continue in full force and effect until amended as provided under the General Corporation Law of the State of Delaware;

FURTHER RESOLVED, that, from and after the effective time of the Merger the by-laws of the surviving corporation shall be the By-Laws of the Corporation in effect immediately prior to the effective time of the Merger and said By-Laws shall continue in full force and effect as provided under the General Corporation Law of the State of Delaware;

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FURTHER RESOLVED, that, until their successors are duly elected and shall have qualified, the officers and directors of the Corporation immediately prior to the effective time of the Merger shall be the officers and directors of the surviving corporation from and after the effective time of the Merger;

FURTHER RESOLVED, that, upon the effectiveness of the Merger, all issued and outstanding shares of capital stock of the Corporation shall remain issued and outstanding and shall be the issued and outstanding shares of the surviving corporation and all shares of stock of the Subsidiary shall no longer be outstanding, be canceled, retired and cease to exist;

FURTHER RESOLVED, that at the effective time of the Merger, the foregoing merger shall have the effects set forth in the New York Business Corporation Act and the General Corporation Law of the State of Delaware;

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to execute such certificates and other documents and to take such other actions as any such officer, in his or her discretion, shall deem necessary or advisable to consummate the Merger and to effect the foregoing resolutions;

FURTHER RESOLVED, that wherever it is provided in the foregoing resolutions that the officers of the Corporation are authorized and directed to execute such certificates and other documents and to take such other actions as any such officer deems necessary or advisable to consummate the Merger, the execution of such certificates or other documents or the taking of such action, by such officer shall be conclusive evidence that such officer considered such execution, or action, to be necessary or advisable to consummate the Merger and approved the form of such certificate or document; and

FURTHER RESOLVED, that the Merger shall be effective on the 1st day of July, 2007 (the “Effective Date”).

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Executed on June 1, 2007

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Jay M. Gratz
Name:	Jay M. Gratz
Title:	President & Chief Financial Officer

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Exhibit A

PLAN

OF

MERGER

* * * * * * *

FIRST: Joseph T. Ryerson & Son, Inc., a corporation of the State of Delaware (the “Corporation”) owns all of the outstanding shares of Lancaster Steel Service Company, Inc., a corporation of the State of New York (the “Subsidiary”), which was incorporated under the name Lancaster Iron & Metal Co., Inc.

SECOND: As to the Subsidiary, the designation and number of outstanding shares and the number of such shares owned by the surviving corporation are as follows:

Name of Subsidiary	Designation and Number of Outstanding Shares	Number of Shares Owned by Survivor
Lancaster Steel Service Company, Inc.	480,000 Common	480,000

THIRD: The terms and conditions of the proposed merger are as follows:

1. That the Corporation merge the Subsidiary, with and into the Corporation (which shall be the surviving corporation) pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended, and Section 905 of the New York Business Corporation Act, as amended (the “Merger”).

2. That upon consummation of the Merger, the Corporation shall assume all of the Subsidiary’s liabilities and obligations.

3. That each of the officers of the Corporation hereby are authorized and directed to make, execute and acknowledge, in the name and on behalf of the Corporation, and to file (where appropriate) in the proper public offices including without limitation the Secretary of State of the State of Delaware, a Certificate of Ownership and Merger, setting forth a copy of these resolutions, or any relevant portion hereof, and a Certificate of Merger with the Department of State of New York.

4. That at any time prior to the effectiveness of the Certificate of Ownership and Merger filed with the Secretary of State of Delaware and the Certificate of Merger filed with the Department of State of New York, the Board of Directors of the Corporation, or any duly authorized committee thereof, may determine not to effect the Merger.

5. That the Merger shall become effective upon filing of a Certificate of Merger with the Department of State of New York and a Certificate of Ownership and Merger with the Secretary of State of Delaware or such other time specified in such Certificate of Merger or Certificate of Ownership and Merger.

6. That, from and after the effective time of the Merger the certificate of incorporation of the surviving corporation shall be the Certificate of Incorporation, as amended, of the Corporation in effect immediately prior to the effective time of the Merger and said Certificate of Incorporation, shall continue in full force and effect until amended as provided under the General Corporation Law of the State of Delaware.

7. That, from and after the effective time of the Merger the by-laws of the surviving corporation shall be the By-Laws of the Corporation in effect immediately prior to the effective time of the Merger and said By-Laws shall continue in full force and effect as provided under the General Corporation Law of the State of Delaware.

8. That, until their successors are duly elected and shall have qualified, the officers and directors of the Corporation immediately prior to the effective time of the Merger shall be the officers and directors of the surviving corporation from and after the effective time of the Merger.

9. That, upon the effectiveness of said Mergers, all issued and outstanding shares of capital stock of the Corporation shall remain issued and outstanding and shall be the issued and outstanding shares of the surviving corporation and all shares of stock of the Subsidiary shall no longer be outstanding, be canceled, retired and cease to exist.

10. That at the effective time of such Merger, the foregoing Merger shall have the effects set forth in the New York Business Corporation Act and the General Corporation Law of the State of Delaware.

11. That the officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation to execute such certificates and other documents and to take such other actions as any such officer, in his or her discretion, shall deem necessary or advisable to consummate the Merger.

FOURTH: The merger shall be effective on the 1st day of July, 2007.

The foregoing Plan of Merger was duly adopted by the Board of Directors of the surviving corporation on the 1st day of June, 2007.

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